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EXHIBIT 99.1

                                                       VORNADO OPERATING COMPANY
                                                            210 Route 4 East
                                                            Paramus, NJ 07652


CONTACT: JOSEPH MACNOW
         (201) 587-7721

FOR IMMEDIATE RELEASE - December 17, 2004
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                     VORNADO OPERATING COMPANY STOCKHOLDERS
                               APPROVE DISSOLUTION

PARAMUS, NEW JERSEY...VORNADO OPERATING COMPANY (OTC BB: VOOC) announced that its stockholders approved its dissolution at a special meeting of stockholders held today. The dissolution will not occur prior to a hearing relating to settlement of a previously announced stockholder lawsuit scheduled to occur on December 28, 2004. If the settlement is approved at the hearing, VOOC plans to dissolve and pay a liquidating cash distribution of approximately $2.85 per share to be paid to stockholders upon surrender of their certificates. The actual amount may be higher or lower depending on whether costs of litigation and other remaining liabilities turn out to be higher or lower than the estimated amounts. Although stockholders will not receive cash until they surrender their stock certificates in 2005, VOOC believes the distributions will be treated as a taxable event in 2004. Upon dissolution, VOOC expects to close its stock transfer books.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Operating Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks and uncertainties associated with the estimated amount and timing of any distributions to stockholders.

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